                                                                 Exhibit 10.1


                                CREDIT AGREEMENT

                            DATED AS OF JUNE 24, 1997

                                      AMONG

                         EQUITY INNS PARTNERSHIP, L.P.,

                               EQUITY INNS TRUST,

                                EQUITY INNS, INC.

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                        CREDIT LYONNAIS NEW YORK BRANCH,

                                  AMSOUTH BANK,

                                   AS LENDERS

                                       AND

                        CREDIT LYONNAIS NEW YORK BRANCH,

                             AS DOCUMENTATION AGENT

                                       AND

                                  AMSOUTH BANK,

                                   AS CO-AGENT

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                  AS ADMINISTRATIVE AGENT AND SYNDICATION AGENT

                                TABLE OF CONTENTS


ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS...........................................  2

    1.1      Definitions...................................................  2
             -----------
    1.2      Financial Standards........................................... 13

ARTICLE II
THE FACILITY............................................................... 13

    2.1      The Loan...................................................... 13
    2.2      Requests for Advance; Responsibility for Advance.............. 14
    2.3      Evidence of Credit Extensions................................. 14
    2.4      Repayment..................................................... 14
    2.5      Interest...................................................... 15
    2.6      Selection of Rate Options and LIBOR Interest Periods.......... 15
    2.7      Method of Payment............................................. 17
    2.8      Default....................................................... 17
    2.9      Lending Installations......................................... 18
    2.10     Non-Receipt of Funds by Agent................................. 18
    2.11     Grant of Security Interest.................................... 18
    2.12     Release of Properties......................................... 18

ARTICLE Ill
CHANGE IN CIRCUMSTANCES.................................................... 19

    3.2      Changes in Capital Adequacy Regulations....................... 19
    3.3      Funding Indemnification....................................... 20
    3.4      Lender Statements; Survival of Indemnity...................... 20

ARTICLE IV
CONDITIONS PRECEDENT; ADDITIONAL INFORMATION............................... 21

    4.1      Conditions Precedent to Closing............................... 21
    4.2      Additional Information........................................ 25

ARTICLE V
REPRESENTATIONS AND WARRANTIES............................................. 25

    5.1      Existence..................................................... 25
    5.2      Authorization................................................. 26
    5.3      Perfection of Security Interests.............................. 27
    5.4      Financial Statements.......................................... 27

    5.5      Litigation.................................................... 28
    5.6      Ownership of Assets........................................... 28
    5.7      Taxes......................................................... 28
    5.8      No Defaults................................................... 29
    5.9      Insurance..................................................... 30
    5.10     Accuracy of Furnished Information............................. 30
    5.11     Compliance with Laws.......................................... 30
    5.12     Condition of Properties....................................... 30
    5.13     Franchise Agreements.......................................... 30
    5.14     Leases........................................................ 30
    5.15     Condemnation.................................................. 31
    5.16     Margin Stock.................................................. 31
    5.18     Use of Loan Proceeds.......................................... 31
    5.19     Solvency...................................................... 31
    5.20     Investment Company Act........................................ 31
    5.21     Public Utility Holding Company Act............................ 31
    5.22     Brokers....................................................... 32
    5.23     (Intentionally Deleted.)...................................... 32
    5.24     Foreign Person................................................ 32

ARTICLE VI
AFFIRMATIVE COVENANTS...................................................... 33

    6.1      Notices....................................................... 33
    6.3      Existence and Conduct of Operations........................... 35
    6.5      Maintenance of Properties..................................... 35
    6.6      Insurance..................................................... 35
    6.7      Payment of Obligations........................................ 36
    6.8      Compliance with Laws.......................................... 36
    6.9      Adequate Books................................................ 36
    6.10     ERISA......................................................... 36
    6.11     Maintenance of Status......................................... 36
    6.12     Use of Proceeds............................................... 36
    6.13     FF&E Replacement and Capital Expenditures..................... 36
    6.14     Material Agreements........................................... 37

ARTICLE VII
NEGATIVE COVENANTS......................................................... 38

    7.1      Change in Business............................................ 38
    7.2      Change of Ownership of Properties............................. 38
    7.3      Ratio of Net Rent to Interest Expense......................... 38
    7.4      Use of Proceeds............................................... 38
    7.5      Purchase Price................................................ 38
    7.6      Value of Property as a Percentage of Purchase Price........... 39

    7.7      Liens......................................................... 39
    7.8      Regulation U.................................................. 39
    7.9      Net Worth..................................................... 39
    7.10     Partnership Distributions..................................... 39
    7.11     Total Liabilities............................................. 39
    7.12     Level Two Adjusted Earnings................................... 40
    7.13     Cost Basis.................................................... 40
    7.14     Other Indebtedness............................................ 40
    7.15     Material Agreements........................................... 41

ARTICLE VIII
DEFAULTS................................................................... 41

    8.1      Nonpayment of Principal and Interest.......................... 41
    8.2      Certain Covenants............................................. 41
    8.3      Security Documents............................................ 41
    8.4      Representations and Warranties................................ 41
    8.5      Property Assessments.......................................... 42
    8.6      Federal Tax Lien.............................................. 42
    8.7      FF&E.......................................................... 42
    8.8      Insurance..................................................... 42
    8.9      Crossroads Lease.............................................. 42
    8.10     Ground Lease.................................................. 42
    8.11     Material Agreements........................................... 42
    8.12     Property Liens................................................ 43
    8.13     Certain Covenants............................................. 43
    8.14     Bankruptcy.................................................... 43
    8.15     Loan Documents................................................ 44
    8.16     Revolving Credit Facility..................................... 44
    8.17     Cross Default................................................. 44
    8.18     Material Adverse Effect....................................... 44
    8.19     Furnishing Information........................................ 44
    8.20     Monetary...................................................... 44

ARTICLE IX
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................. 45

    9.1      Acceleration.................................................. 45
    9.2      Preservation of Rights; Amendments............................ 45

ARTICLE X
THE AGENT.................................................................. 45

    10.1     Appointment................................................... 45
    10.2     Powers........................................................ 45

    10.3     General Immunity.............................................. 45
    10.4     No Responsibility for Loans, Recitals, etc.................... 46
    10.5     Action on Instructions of Lenders............................. 46
    10.6     Employment of Agents and Counsel.............................. 46
    10.7     Reliance on Documents; Counsel................................ 46
    10.8     Agent's Reimbursement and Indemnification..................... 46
    10.9     Rights as a Lender............................................ 47
    10.10    Lender Credit Decision........................................ 47
    10.11    Successor Agent............................................... 47

ARTICLE XI
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................... 48

    11.1     Successors and Assigns........................................ 48
    11.2     Participations................................................ 48
    11.3     Assignments................................................... 49
    11.4     Dissemination of Information.................................. 50
    11.5     Tax Treatment................................................. 50

ARTICLE XII
GENERAL PROVISIONS......................................................... 50

    12.1     Survival of Representations................................... 50
    12.2     Governmental Regulation....................................... 50
    12.3     Taxes......................................................... 50
    12.4     Headings...................................................... 51
    12.5     No Third Party Beneficiaries.................................. 51
    12.6     Expenses; Indemnification..................................... 51
    12.7     Severability of Provisions.................................... 51
    12.8     Nonliability of the Lenders................................... 52
    12.9     Choice of Law................................................. 52
    12.10    Consent to Jurisdiction....................................... 52
    12.11    Waiver of Jury Trial.......................................... 52
    12.12    Successors and Assigns........................................ 52
    12.13    Entire Agreement; Modification of Agreement................... 52
    12.14    Dealings with the Borrower.................................... 53
    12.15    Set-Off....................................................... 53
    12.16    Counterparts.................................................. 53

ARTICLE XIII
NOTICES.................................................................... 54

    13.1     Giving Notice................................................. 54
    13.2     Change of Address............................................. 55

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of June 24, 1997, by and among the following:

         EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("Borrower") having its principal place of business at c/o Equity Inns, Inc., 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, the sole general partner of which is Equity Inns Trust;

         EQUITY INNS TRUST, a Maryland real estate investment trust ("General Partner"), whose principal place of business is 4735 Spottswood, Suite 102, Memphis, Tennessee 38117;

         EQUITY INNS, INC., a Tennessee corporation (the "Company") whose principal place of business is 4735 Spottswood, Suite 102, Memphis, Tennessee 38117, the owner of 100% of the beneficial interest in General Partner;

         THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago."), a national bank organized under the laws of the United States of America having an office at One First National Plaza, Chicago, Illinois 60670;

         CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), a branch licensed under the laws of the State of New York of a foreign banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019;

         AMSOUTH BANK ("AmSouth"), an Alabama banking corporation having an office at 1900 Fifth Avenue North, 9th Floor, Birmingham, Alabama 35203;

         Credit Lyonnais, as Documentation Agent for the Lenders (as defined below);

         AmSouth, as Co-Agent for the Lenders; and

         First Chicago, as Administrative Agent ("Agent") and as Syndication Agent for the Lenders.

                                    RECITALS

         A. Borrower is primarily engaged in the business of acquiring, developing and owning hotel properties.

         B. First Chicago, Borrower, certain other lenders and Agent are parties to a Credit Agreement dated as of November 29, 1995, as amended by (i) a First Amendment to Credit Agreement and Facility Notes dated as of April 2, 1996, (ii) a Second Amendment to Credit Agreement dated as of July 25, 1996, (iii) a Third Amendment to Credit Agreement and Other Credit Facility Documents dated as of November 14, 1996, (iv) a Fourth Amendment to Credit Agreement and Other Credit Facility Documents dated as of December 15, 1996, and (v) a Fifth Amendment and Other Credit Facility Documents dated April 1, 1997 (as heretofore and hereafter amended, the

"Revolving Credit Agreement"), which Revolving Credit Agreement contains certain covenants and agreements pertaining to the Revolving Credit Facility (as defined below).

         C. Borrower requires interim financing for the acquisition of up to 27 "Hampton Inn" hotel properties located in 13 states, and Borrower has requested that First Chicago and the other Lenders provide Borrower with a term credit facility for such purpose in an aggregate principal amount of up to $75,000,000.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

         "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that LIBOR Interest Period, plus the (ii) LIBOR Rate Spread in effect from time to time during such LIBOR Interest Period.

         "Advance" means the loan to the Borrower hereunder by the Lenders pursuant to Section 2.1 (a) hereof, whether all or a portion of such Advance is from time to time an Alternate Base Rate Advance or a LIBOR Advance.

         "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns fifty-one percent (51%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means First Chicago, acting as administrative agent for the Lenders in connection with the transactions contemplated by this Agreement, and its successors in such capacity.

         "Aggregate Commitment" means, as of any date, the sum of all of the Lenders' then-current Commitments.

         "Agreement" means this Credit Agreement and all amendments, modifications and supplements hereto.

         "Agreement Execution Date" shall mean June 24, 1997, the date on which each of the parties hereto has executed this Agreement.

         "Alternate Base Rate" means, on any day, a fluctuating rate of interest per annum equal to the higher of (a) the Federal Funds Effective Rate for such day, and (b) the Corporate Base Rate for such day.

         "Alternate Base Rate Advance" means that portion of the Advance that bears interest at the Alternate Base Rate.

         "Appraised Value" shall have the meaning ascribed to such term in the Revolving Credit Agreement.

         "Assignment of Leases and Rents" means the assignments of the leases and rents for each of the Properties, the generic form of which is attached hereto as Exhibit F.

         "Base LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Agent to be the rate at which deposits in immediately available funds in U.S. dollars are offered by the Agent to first-class banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

         "Borrower" means Equity Inns Partnership, L.P., together with its permitted successors and assigns, if any.

         "Business Day" means a day, other than a Saturday, Sunday or holiday, on which banks are open for business in Chicago, Illinois and in London, England.

         "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

         "Collateral" means all of the now existing or hereafter acquired rights of the Borrower in (a) the Properties and all rents, leases, easements, options, personal property and other rights and property related to the owner-ship or operation thereof, and (b) all of the proceeds of the foregoing.

         "Commitment" means the obligation of each Lender, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties herein, to make an Advance not exceeding in the aggregate the amount set forth opposite its signature below, or the amount stated in any subsequent amendment hereto.

         "Company" means Equity Inns, Inc., a Tennessee corporation.

         "Consolidated Operating Partnership" means the Borrower, the General Partner, the Company and any other subsidiary partnerships or entities of either of them which are required under GAAP to be consolidated with the Borrower and the General Partner for financial reporting purposes.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Operating Partnership, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

         "Cost Basis" for any Property shall mean the aggregate of (y) the costs actually incurred by Borrower in connection with the acquisition of such Property, as substantiated by evidence in form and detail reasonably satisfactory to Agent, including, without limitation, a detailed breakdown by item and category of costs so incurred and certified to by Borrower, and (z) the cost actually incurred by Borrower within twelve (12) months after Borrower's acquisition of such Property in completing the initial PIP (as defined below) for such Property, which costs (together with evidence of payment of such costs) shall be substantiated by evidence in form and detail reasonably satisfactory to Agent, including, without limitation, a detailed breakdown by item and category of costs so incurred and certified to by Borrower, shall not include any costs which are incurred more than twelve (12) months after such acquisition and which costs shall be added to the Cost Basis of such Property on the earlier to occur of (i) completion of such PIP or (ii) twelve (12) months after the date of the acquisition of such Property, and upon receipt by Agent from Borrower or a request for such increase in the Cost Basis of such Property.

         "Crossroads Lease" shall mean that certain Consolidated Lease Agreement dated as of June 24, 1997, by and between Borrower and Lessee pertaining to the operation and management of the Properties, including that certain Guaranty of even date therewith by Interstate Hotels Company and Interstate Hotels Corporation.

         "Default" means an event which, with notice or lapse of time or both, would become an Event of Default.

         "Default Rate" means (a) with respect to an Alternate Base Rate Advance, a rate equal to the Alternate Base Rate plus three percent (3 %) per annum, or (b) with respect to any LIBOR Advance, a rate equal to the applicable Adjusted LIBOR Rate plus three percent (3 %) per annum.

         "Dollars" and "$" mean United States Dollars.

         "Draw Request" means a written request of the Borrower for an Advance, specifying (i) the date of the proposed Advance, which shall be a Business Day;
(ii) the aggregate principal amount of
such proposed Advance, which amount in the case of an Alternate Base Rate Advance shall be at least One Hundred Thousand Dollars ($100,000) and which amount in the case of a LIBOR Advance shall be at least One Million Dollars ($1,000,000), provided that if such LIBOR Advance is in excess of $1,000,000 then such LIBOR Advance shall be made only in multiples of $100,000; (iii) the Rate Option or Rate Options selected for such Advance; and (iv) in the case of a LIBOR Advance, the LIBOR Interest Period applicable thereto.

     "Environmental Indemnity" means the Hazardous Material Guaranty and Indemnification Agreement dated as of the Agreement Execution Date, executed by Borrower, the General Partner and the Company, substantially in the form of Exhibit D hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

         "Event of Default" means any event set forth in Article VIII hereof.

         "Facility" means the term loan described in Section 2.1.

         "FDICIA" means the Federal Deposit Insurance Corporation Improvement Act of 1991, as the same may be amended from time to time, and the regulations promulgated thereunder from time to time.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized-standing selected by the Agent in its sole discretion.

         "FF&E" shall mean, collectively, all goods (as such term is defined in the Uniform Commercial Code of the state in which a given Property is located), now owned or hereafter acquired by Borrower, located at or used in connection with the Properties and the operation of the Properties, including, without limitation, (i) all furniture and furnishings and all other items of personal property (including inventory now owned or hereafter acquired by Borrower but excluding inventory and personal property owned by Lessee or any Other Lessee) located on, or used in connection with the operation of the Properties, together with all replacements, modifications, alterations and additions thereto; and
(ii) all equipment, machinery, fixtures and other items of property required or incidental to the use of the Properties, including all components thereof, now and hereafter permanently affixed to or incorporated into the Properties, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste, disposal, air-cooling and air conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

         "Financing Statement" means Form UCC-1 and Form UCC-2 financing statements, in form and content acceptable to Lenders.

         "FIRREA"  means  the  Financial  Institutions,   Reform,  Recovery  and
Enforcement Act, as amended, and the regulations promulgated thereunder from time to time.

         "First Chicago" means The First National Bank of Chicago.

     "Franchise  Agreements" means the "Hampton Inn License  Agreements" between
Lessee  and  Promus  Hotels,   Inc.  with  respect  to  the   Properties   (each
individually, a "Franchise Agreement").

     "GAAP"  means  generally  accepted  accounting   principles,   consistently
applied.

         "General Partner" means Equity Inns Trust, a Maryland real estate investment trust.

         "Ground Leases" shall mean (i) the Ground Lease dated September 16, 1986, as amended by Amendment to Lease dated December 17, 1987, and as assigned by assignment dated December 21, 1987, for the Hampton Inn Hotel located at 2731 U.S. Highway 280, Birmingham, Alabama, (ii) the Ground Lease dated December 1, 1983 for the Hampton Inn Hotel located at 1585 Sycamore View Drive, Memphis, Tennessee, (iii) the Ground Lease dated April 11, 1985 as amended by Amendment to Lease dated May 24, 1985, as assigned by Assignment of Lease dated March 4, 1987, for the Hampton Inn Hotel located at 2350 Elm Hill Parkway, Nashville,
Tennessee, and (iv) the Ground Lease dated August 18, 1988, as amended by Amendment No. 1 to Ground Lease dated September 30, 1988 for the Hampton Inn Hotel located at 3400 North Lake Parkway, Atlanta, Georgia.

         "Ground Lease Property" shall mean any Property which is subject to one of the Ground Leases.


         "Guaranties" means any agreement or agreements by which any Person assumes, guarantees, endorses, contingently agrees to provide funds for the payment of, or otherwise becomes liable upon the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss.

     "Guarantors" means General Partner and the Company, jointly and severally.

         "Guaranty" means, collectively, (i) the Guaranty of Performance of Lessor's Obligation under Crossroads Lease, and (it) the Guaranty of Payment, each dated as of the Agreement Execution Date, and each executed by General Partner and the Company, substantially in the forms of Exhibits Q-1 and Q-2 attached hereto.

         "Hazardous Material" means any hazardous, toxic or dangerous waste, substance or material subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and federal, state or local so-called "Superfund" or "Superlien" laws, or any other federal, state or local laws, ordinances, rules or regulations governing or regulating hazardous materials, pollution, the environment or public health, as now or at any time hereafter in effect.

         "Indebtedness" means for any Person, without duplication, the following (including all indebtedness secured by a Lien on property owned by such Person, whether or not such Person has assumed or become liable for the payment thereof)
(i) all obligations of such Person for or with respect to (including without limitation all fees, costs or unpaid accrued interest) borrowed money (including without limitation the Obligations) or for the deferred purchase price of property or services, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person and all obligations created or arising under such agreement even though the rights and remedies of the seller or lender thereunder are limited to repossession or sale of such property in the event of default, (iii) all obligations of such Person under leases which shall have been or should under GAAP be recorded as capitalized leases, (iv) all direct or indirect Guaranties or endorsements of such Person (other than, in the case of instruments, for deposit or collection or similar transactions in the ordinary course of business), (v) all obligations (contingent or otherwise) by such person to assure a creditor against loss including, without limitation, letters of responsibility or comfort, arrangements to purchase or repurchase property or obligations to pay for property, goods or services, whether or not delivered or rendered, (vi) all obligations (contingent or otherwise) to maintain working capital, equity capital or other financial condition or to lend or contribute to or invest in, made by any such Person in respect of obligations of any other Person (including any obligations to such Person with respect to any Plan), and
(vii) all obligations of such Person for Letters of Credit or extensions of credit to or on behalf of such Person, whether or not representing obligations for borrowed money.


         "Insolvency"   means   insolvency  as  defined  in  the  United  States
Bankruptcy Code, as amended. "Insolvent" when used with respect to a Person, shall refer to a Person who satisfies the definition of Insolvency.

         "Lenders" means, collectively, First Chicago, Credit Lyonnais and AmSouth, or any Person which subsequently executes and delivers any amendment hereto in such capacity and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

     "Lending Installation" means any U.S. office of any Lender authorized to make loans similar to the Advance described herein.

         "Lessee" shall mean Crossroads Future Company, L.L.C., a Delaware limited liability company.

         "Level Two Adjusted Earnings" shall mean consolidated earnings of Borrower, the General Partner and the Company before minority interests, interest, income taxes, depreciation and amortization, as determined on a consolidated basis and according to generally accepted accounting principles consistently applied, for the period in question and which relates directly to payments made by Lessee and any Other Lessee under the Crossroads Lease or any other lessees under any other leases entered into with respect to the hotels from time to time owned by Borrower irrespective of whether constituting part of the Collateral for the Facility, which earnings (i) shall not include any earnings of Borrower or the General Partner which do not directly relate to payments made by Lessee or any Other Lessee under such Crossroads Lease or any other lessees under any other leases, (ii) shall be reduced by an amount equal to four (4%) percent of the gross room revenues for the hotels which will be assumed to be allocated to the replacement of FF&E, and (iii) shall be determined on a rolling 12-month basis (i.e., for the 12 month period preceding the date of each determination). If any such hotel has been owned for a period of less than 12 months, the earnings derived from such hotel will be determined for the portion of the prior 12-month period during which such hotel was not owned by Borrower on a pro-forma basis based upon earnings relating to payments made by Lessee or such Other Lessee under the Crossroads Lease entered into with respect to such hotel during the period of ownership, as adjusted pursuant to the provisions of this definition, and otherwise in a manner reasonably satisfactory to Agent.

         "LIBOR Advance" means that portion of the Advance that bears interest at the Adjusted LIBOR Rate.

         "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one (1) month, two (2) months or three (3) months, as selected in advance by the Borrower.

         "LIBOR Rate Spread" shall mean (x) 1.625% per annum for the first six calendar months of the Facility term, and (y) 1.875% per annum for the second six calendar months of the Facility term, it being understood and agreed that the LIBOR Rate Spread will be increased for any LIBOR Advance outstanding on the first day of such second six calendar month period.

         "Lien" means any mortgage, pledge, security title, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination agreement in favor of another Person).

         "Loan Documents" means this Agreement, the Notes, the Environmental Indemnity, the Guaranty, the Security Documents and any and all other agreements or instruments creating or evidencing the Lenders' interest in any Collateral provided to the Lenders by the Borrower or the

General Partner and any other instrument or agreement required and/or provided to Lenders hereunder or thereunder, as any of the foregoing may be amended from time to time,

         "Majority Lenders" means, as of any date, those Lenders holding, in the aggregate more than one-half (1/2) of the then-current Aggregate Commitment.

         "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means, with respect to any matter, that such matter in the Supermajority Lenders' good faith judgment may (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Operating Partnership taken as a whole, or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.

         "Material Adverse Financial Change" shall be deemed to have occurred if the Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which could prevent timely repayment of any Advance hereunder or materially impair Borrower's ability to perform its obligations under any of the Loan Documents.

     "Material Agreements" means, collectively, the Crossroads Lease, the Ground Leases and the Franchise Agreements.

         "Maturity Date" means the earliest to occur of:

                  (a)      June 23, 1998; or


                  (b) the first date, if any, on which Borrower's right to receive advances under the Revolving Credit Facility is terminated; or

                  (c)  the  date  on  which  the  Agent  and  Majority   Lenders
         accelerate the Obligations pursuant to Article IX hereof.

         "Mortgages" means the first mortgages, first deeds of trust or first deeds to secure debt in form satisfactory to the Agent, executed by the Borrower as the owner of fee title or leasehold title, as the case may be, with respect to the Properties, including all improvements thereon and rights and easements appurtenant thereto, securing all of the Obligations, as the same may be modified or amended from time to time.

         "Net Purchase Price" means, for any Property or Properties, the price(s) for such Property or Properties shown on Schedule 1 attached hereto and made a pan hereof.

         "Note" means the promissory note payable to the order of each Lender in the amount of such Lender's maximum Commitment in the form attached hereto as Exhibit A (collectively, the "Notes").

         "Obligations" means the Advance and all accrued and unpaid fees and all other obligations of Borrower to the Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         "Other Lessee" means any other lessee approved by Agent from time to time with respect to any replacement lease or leases for the Crossroads Lease.

         "Other  Permitted Debt" shall have the meaning ascribed to such term in
Section 7.14 hereof.

         "Payment Date" means the last Business Day of each calendar quarter.

         "Participants" is defined in Section 11.2.1 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Percentage" means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

         "Permitted Exceptions" means those matters to which the interest of Borrower in the Properties is permitted by the Lenders to be subject on the Agreement Execution Date, and thereafter that do not adversely affect the Collateral, and such other title exceptions or objections, if any, as the Lenders or their counsel may approve in advance in writing, which approval or consent shall not be unreasonably withheld.
         "Permitted Liens" means:

                  (a) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which are being contested in good faith by appropriate proceedings which have the effect of staying any enforcement for non-payment thereof;

                  (b) Liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen, workmen and repairmen arising in the' ordinary course of business and which have been bonded over and removed of record or have otherwise been insured over by the title insurer for the property to which such liens apply;

                  (c) Liens imposed by mandatory provisions of law related to workers' compensation, unemployment insurance, social security or other similar legislation arising in the ordinary course of business and which are being contested and/or removed in a continuous and businesslike manner;

                  (d) Equipment liens in favor of any lessor of equipment (e.g., computer reservation system) leased pursuant to a capital equipment lease between such lessor and Lessee (or any Other Lessee);

                  (e) Judgment and other similar liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are vigorously and continuously contested by appropriate proceedings; and

                  (f) Easements, rights of way, restrictions and other similar encumbrances which alone and/or in the aggregate, do not materially interfere with the occupation, use and enjoyment of the Properties.

         "Person"  means an  individual,  a  corporation,  a limited  or general
partnership,   an   association,   a  joint  venture  or  any  other  entity  or
organization, including a governmental or political subdivision or an agent or instrumentality thereof.

         "PIP" means for any Property, the renovations and capital improvements contemplated by the property improvement plan for such Property which property improvement plan for each of the Properties previously have been submitted to, and approved by, Agent.

         "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the Borrower or any member of the Controlled Group may have any liability.

         "Properties" means, as of any date, all of those 27 "Hampton Inn" hotel properties approved by the Lenders (or such lesser number of said hotel properties as actually purchased by Borrower) which are encumbered by Mortgages in favor of the Agent for the benefit of the Lenders pursuant to the terms of this Agreement which properties are listed on Exhibit H attached hereto and made a part hereof.

         "Property" means one of the Properties, individually.

         "Purchasers" is defined in Section 11.3.1 hereof.

         "Qualified Officer" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership.

         "Rate Option" means the Alternate Base Rate or the Adjusted LIBOR Rate. The Rate Option in effect on any date shall always be the Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to
Section 2.6 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reserve Requirement" means, with respect to the LIBOR Rate applicable to a LIBOR Interest Period. the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities on the date of determination of such LIBOR Rate.

         "Revolving Credit Agreement" shall have the meaning ascribed to such term in the Recitals hereof.

         "Revolving Credit Facility" shall mean the revolving credit facility currently in place among Borrower, General Partner and a syndicate of lenders having First Chicago as the administrative agent thereof. The Revolving Credit Facility consists of (i) a base facility of 5127,000,000, and (ii) a swing line facility of $3,000,000, and the Revolving Credit Facility currently has a maturity date of November 30, 1998.

         "Security Documents" means:

                  (a)      the Mortgages;

                  (b)      the Assignments of Leases and Rents;

                  (c) Financing Statements securing the first priority security interest of the Lenders in all of Borrower's interest in the fixtures on the Properties and all personal property owned by Borrower and located on the Property and/or necessary or useful in the operation of the Properties;

                  (d) The Security Agreements, each in the form attached hereto as .Exhibit E; and

                  (e)  all  estoppels,   consents,   acknowledgments  and  other
         documentation executed in connection with the creation and perfection of the Lenders' security interest.

     "Subsidiaries"  means the  partnerships and companies set forth on Schedule
3. attached hereto and made a part hereof.

         "Total  Liabilities"  shall have the  meaning  ascribed to such term in
Section 7.11 hereof.

         "Transferee" is defined in Section 11.4 hereof.

         The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

         All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Revolving Credit Agreement.

         1.2 Financial Standards. All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Borrower or the General Partner or the Properties in connection with this Agreement and shall be certified by an authorized representative of such Person.

                                   ARTICLE II
                                  THE FACILITY

        2.1     The Loan.

                  (a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and General Partner contained herein, Lenders agree to make a single Advance of Facility proceeds through the Agent to Borrower on the disbursement date set forth in Borrower's Draw Request. The maximum principal amount of the Facility disbursed to Borrower in accordance with the preceding sentence shall not exceed the lesser of (x) forty-five percent (45 %) of the Net Purchase Price paid by Borrower for the Properties (after deduction of all credits to Borrower as provided in the purchase agreements for the Properties), and (y) the Aggregate Commitment. Each Lender shall fund its Percentage of such Advance and no Lender will be required to fund any amounts which are in excess of such Lender's Commitment. This facility ("Facility") is a term credit facility, Borrower shall not be entitled to receive multiple advances of Loan proceeds, and any portion of the Advance, once repaid, may not be reborrowed.

                  (b) The Loan created by this Agreement shall be due and payable on the Maturity Date, unless sooner due and payable in accordance with the terms of this Agreement.

                  (c) If Borrower acquires fewer than all 27 of the Properties, then the Lenders shall reduce the Aggregate Commitment proportionately, based on the Net Purchase Price (and the per property allocation of such Net Purchase Price) for those Properties actually purchased by Borrower. In no event shall the Aggregate Commitment exceed Seventy-Five Million Dollars ($75,000,000).

         2.2 Requests for Advance; Responsibility for Advance. The sole Advance of Loan proceeds shall be made available to Borrower by Agent in accordance with
Section 2. l (a) and Section 2.6(a) hereof. The obligation of each Lender to fund its Percentage of each Advance shall be several and not joint; however, Agent shall coordinate the funding of the Advance.

         2.3 Evidence of Credit Extensions. The Advance of each Lender outstanding at any time shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the current Aggregate Commitment. Each Lender shall record its Advance and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

         2.4 Repayment. The outstanding principal balance of the Loan, plus all accrued and unpaid interest thereon and other amounts owed by Borrower under the Loan Documents, shall be due and payable on the Maturity Date.

         2.5      Interest.

                  (a) The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                           (i) the Alternate Base Rate; or

                           (ii) at the election of Borrower  with respect to all
                  or portions of the Obligations, the Adjusted LIBOR Rate.

                  (b) All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Alternate Base Rate Advance shall be payable in arrears on (i) the first day of each calendar month, commencing with the first such date to occur after the date hereof, (ii) on any date on which the Alternate Base Rate Advance is prepaid, whether due to acceleration or otherwise, and (iii) on the Maturity Date. Interest accrued on each LIBOR Advance shall be payable
         (i) on the first day of each calendar month, (ii) on any date on which the LIBOR Advance is prepaid, whether due to acceleration or otherwise, and (iii) on the Maturity Date. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that for purposes of Section 8.1 hereof, any payments of principal described in this sentence shall be considered to be "due" on such next succeeding Business Day.

         2.6      Selection of Rate Options and LIBOR Interest Periods.

                  (a) Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Not later than noon (Chicago time) on the proposed borrowing date contained in Borrower's Draw Request, each Lender shall make available its Percentage of the Advance requested in funds immediately available in Chicago, Illinois to Agent; provided that, if any portion of the Advance is a LIBOR Advance, then Borrower shall give Agent the Draw Request not later than 11:00 a.m. (Chicago time) at least three (3) Business Days prior to such Advance. Agent will make the funds so received from Lenders available to Borrower by transfer to Borrower's account at Agent.

                  (b) Agent shall, as soon as practicable after receipt of the Draw Request, determine the Adjusted LIBOR Rate initially applicable to that portion of the Advance which Borrower requests to be LIBOR Advance and inform Borrower and Lenders of the same. The determination of the Adjusted LIBOR Rate by Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

                  (c) If Borrower shall prepay any portion of the LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 3.3 hereof.

                  (d) As of the end of each LIBOR Interest Period selected for a LIBOR Advance, the interest rate on the LIBOR Advance will become the Alternate Base Rate, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section 2.6(g).

                  (e) The right of  Borrower to select the  Adjusted  LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option. If Agent determines that
         (i) deposits of U.S. dollars in an amount approximately equal to the LIBOR Advance for which the Borrower wishes to select the Adjusted LIBOR Rate are not generally available at such time in the London interbank eurodollar market, or (ii) the rate at which the deposits described in subsection (i) herein are being offered will not adequately and fairly reflect the costs to Agent of maintaining an Adjusted LIBOR Rate on an Advance or of funding the same in such market for such LIBOR Interest Period, or (iii) reasonable means do not exist for determining an Adjusted LIBOR Rate, or (iv) the Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then in any of such events, Agent shall so notify Borrower and such Advance shall bear interest at the Alternate Base Rate.

                  (f) In no event may Borrower elect a LIBOR Interest Period which would extend beyond the Maturity Date. Unless Lenders agree thereto, in no event may Borrower have more than three (3) different LIBOR Interest Periods for the LIBOR Advance outstanding at any one time.

                  (g)      Conversion and Continuation.

                           (i) Borrower may elect from time to time,  subject to
                  the other provisions of this Section 2.6, to convert all or any part of the Advance into a LIBOR Advance or a Alternate Base Rate Advance, as the case may be; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                           (ii) The Alternate  Base Rate Advance shall  continue
                  as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into a LIBOR Rate Advance pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.6(g)(iv). The LIBOR Rate Advance shall continue until the end of the then applicable
                  LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice in accordance with
                  Section 2.6(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance either continue as an Advance of such type for the same or another LIBOR Interest Period.

                           (iii) Notwithstanding anything to the contrary contained in Sections 2.6(g)(i) or (g)(ii), no Advance may be converted into a LIBOR Rate Advance or continued as a LIBOR Rate Advance (except with the consent of the Majority Lenders) when any Event of Default has occurred and is continuing.

                           (iv) The  Borrower  shall give the Agent  irrevocable
                  notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Rate Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date' of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a LIBOR Rate Advance, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and type of the Advance to be convened or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the LIBOR Interest Period applicable thereto.

         2.7 Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Agent at Agent's address specified herein, or at any other Lending Installation of Agent specified in writing by Agent to Borrower, by noon (local time) on the date when due and shall be applied ratably by Agent among Lenders. Each payment delivered to Agent for the account of any Lender shall be delivered promptly by Agent to such Lender in the same type of funds that Agent received at its address specified herein or at any Lending Installation specified in a notice received by Agent from such Lender. Agent is hereby authorized to charge the account of Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.8 Default. Notwithstanding the foregoing, during the continuance of an Event of Default, Borrower shall not have the right to request a LIBOR
Advance, select a new LIBOR Interest Period for an existing LIBOR Advance or convert any Alternate Base Rate Advance to a LIBOR Advance. During the continuance of an Event of Default, at the election of the Majority Lenders, by notice to Borrower, the outstanding Advance shall bear interest at the applicable Default Rates until such Event of Default is cured or the Obligations are paid in full.
         2.9 Lending Installations. Each Lender may book its Advance at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this. Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and Borrower, designate a Lending Installation through which the Advance will be made by it and for whose account payments are to be made.

         2.10 Non-Receipt of Funds by Agent. Unless Borrower or a Lender, as the case may be, notifies Agent prior to the date on which it is scheduled to make payment to Agent of (i) in the case of a Lender, such Lender's Percentage of the Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, Agent may assume 'that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the Advance Agent shall not make the single Advance of Loan proceeds described in Section 2.1 hereof until such time as Agent has received from each Lender an amount equal to such Lender's Percentage of the Advance.

         2.11 Grant of Security Interest. Borrower hereby grants to the Lenders a security interest in the Collateral to secure payment of the Obligations.

         2.12 Release of Properties. Borrower may from time to time make written request to the Agent for the release of one or more Properties from the lien or security title of the applicable Security Document(s), provided that (i) such release is being made in connection with either the sale of such Property to a third party which is not an Affiliate of the Borrower or a refinancing of such Property, (ii) concurrently with each release of a Property or Properties, Borrower makes a partial repayment of the principal amount of the Facility in an amount which is the greater of (A) 80% of the Net Purchase Price for such released Property or Properties, and (B) 100% of net cash sales proceeds or net refinancing proceeds, as the case may be, received by the Borrower on account of the sale or refinancing of such Property or Properties, after deduction of any amounts payable to third parties in connection therewith (including the amount payable to Crossroads as a result of a termination of the Crossroads Lease as to such Property or Properties) and of Borrower's estimated income tax liability on such sale; (iii) after giving effect to the release of any Property or Properties, Borrower is in compliance with the provisions of Sections 7.5 and 7.6 hereof and the other covenants contained in this Agreement; and (iv) at the time of such release, no Event of Default then exists hereunder or under any other Loan Document. In all cases Borrower shall pay or reimburse Agent for all fees, reasonable legal fees and expenses, and other costs and expenses incurred by Agent in connection with such release.

                                   ARTICLE Ill
                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                  (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Advance or other amounts due it hereunder; or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to the LIBOR Advance); or

                  (c) imposes any other condition, and the result is to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held, or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines (using customary and reasonable allocation methods) is attributable to making. funding and maintaining its Advance and its Commitment.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines (using customary and reasonable allocation methods)
is attributable to this Agreement, its Advance, or its obligation to make Advance hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable LIBOR Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         3.4 Lender Statements; Survival of Indemnity. If, in respect of any Lender, circumstances arise which result in an increase in the liability of the Borrower to such Lender under Section 3.1 or 3.2 then, without in any way limiting, reducing or otherwise qualifying the Borrower's obligations under any of the Sections referred to above in this Section 3.4, such Lender shall promptly upon becoming aware of such circumstances notify the Agent thereof and such Lender shall, in consultation with the Agent and the Borrower and to the extent that it can do so without disadvantaging itself, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate Lending Installation or the transfer of its Percentage of the Advance to another Lending Installation). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Borrower, to assign all its rights and obligations herein to another Person nominated by the Borrower with the approval of the Agent (which shall not be unreasonably withheld) and willing to participate in the facility in place of such Lender; provided that: (i) the assigning Lender receives repayment of all amounts then owing to it with respect to the Facility, and (ii) such Person satisfies all of the requirements of this Agreement. Notwithstanding any such assignment, the obligations of the Borrower under Sections 3.1, 3.2 and 3.3 shall survive any such assignment and be enforceable by such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.3 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 3.1, 3.2 and 3.3 hereof shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV
                  CONDITIONS PRECEDENT; ADDITIONAL INFORMATION

         4.1 Conditions Precedent to Closing. The obligation of each Lender to make its Advance is subject to the condition precedent that on the Agreement Execution Date, the following (or updates thereof, as applicable) shall have been delivered to the Agent in form and substance reasonably satisfactory to each of the Lenders:

                  (a) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for Borrower and a copy of the articles of incorporation of each of General Partner and the Company, each certified by the appropriate Secretary of State or equivalent state official.

                  (b) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for Borrower and a copy of the bylaws of each of the General Partner and the Company, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date.

                  (c) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states of organization, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of (i) Borrower, (ii) General Partner, and (iii) the Company.

                  (d) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of each of the states in which a Property is located, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower, (ii) in those states where General Partner is required by law to be qualified to transact business, General Partner, and (iii) in those states where the Company is required by law to be qualified to transact business, the Company.

                  (e) Resolutions. A copy of a resolution or resolutions and adopted by the Board of Directors of the General Partner, certified by the Secretary or an Assistant Secretary of the General Partner as being in full force and effect on the Agreement Execution Date, authorizing the Advance provided for herein and the execution, delivery and performance of the Loan Documents by the General Partner to be executed and delivered by it hereunder on behalf of itself and Borrower. Borrower shall also provide similar documentation for the Company.

                  (f) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of the General Partner and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower hereunder. Borrower shall also provide similar documentation for the Company.

                  (g) Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

                  (h) Opinion of Borrower's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as Exhibit G.

                  (i) Opinion of General Partner's and Company's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the General Partner and the Company which counsel is reasonably satisfactory to Agent, substantially in the form attached hereto as Exhibit G.

                  (j) Financing Statements. Financing Statements, duly executed by Borrower, as reasonably requested by Agent.

                  (k) ALTA Loan Policy. One or more ALTA loan policies of title insurance (or "marked-up" and binding commitments for title insurance) in the amount of the Aggregate Commitment (or, if more than one policy is obtained, such portion of the Aggregate Commitment as may be allocable to the particular Property as determined by Agent) as of the applicable Property Acceptance Date issued by a title insurance company satisfactory to the Agent insuring the Lenders' first mortgage lien with respect to each of the Properties, showing only Permitted Exceptions and containing all endorsements (including, without limitation, a so-called "comprehensive" endorsement or, if applicable, an endorsement deleting the "standard exceptions" from such title policies) required by the Agent (except to the extent that the issuance of a particular endorsement is prohibited by applicable state law), together with:
                           (i)      copies of all documents referred to therein;
                  and

                           (ii) satisfactory reinsurance agreements relating thereto, if required by Agent.

                  (l) ALTA Surveys. A Survey of each of the Properties prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (1992)" and which are dated not earlier than sixty (60) days prior to the Agreement Execution Date .and certified to the Agent for the benefit of the Lenders. The survey for each Property shall specify any flood zone designation(s) (based on federal flood insurance rate maps or the state or local equivalent with proper annotation) applicable to all or any portion of that Property.

                  (m) Property Agreements. Copies of all management and leasing agreements (including, without limitation, all reciprocal easement agreements) for the Properties in full force and effect as of the Agreement Execution Date.

                  (n) Local Counsel Opinions. Written opinions, each dated the Agreement Execution Date, from outside counsel in each of those jurisdictions in which the Properties are located (which counsel shall be reasonably satisfactory to Agent).

                  (o) Crossroads Lease. A copy of the Crossroads Lease, certified as complete, true and correct by the Secretary or Assistant Secretary of the General Partner.

                  (p) Ground Leases. Copies of all of the Ground Leases, certified as complete, true and correct by the Secretary or Assistant Secretary of the General Partner. Borrower shall hold a leasehold interest only in the Ground Lease Properties.

                  (q) Ground Lease Estoppel Letters. Estoppel letters from all ground lessors under the Ground Leases.

                  (r) Subordination and Attornment Agreement. A subordination and attornment agreement executed by the Lessee with respect to the Crossroads Lease.

                  (s) Franchise Agreements. Copies of the Franchise Agreements, certified as true, correct and complete by the Secretary or the Assistant Secretary of the General Partner, together with a "comfort letter" addressed to Agent and executed by the franchisor under such agreements.

                  (t) Insurance. Original or certified copies of insurance policies or binders therefore, with accompanying receipts showing prepayment of all premiums for one full year after the Agreement Execution Date, evidencing that Borrower carries insurance on the
         Properties which satisfies the Agent's insurance requirements, including, without limitation:

                           (i) Property and casualty insurance (including coverage for flood and other water damage for any Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Properties;

                           (ii) Loss of rental income insurance in the amount not less than one year's Gross Revenues from the Properties; and

                           (iii) Comprehensive general liability insurance in the amount of $1,000,000 per occurrence.

                  All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-VII" or better. All insurance required under this Agreement shall have endorsed thereon the standard Deed of Trust or Mortgage clause in favor of Agent as agent for the Lenders and shall include the Lenders as loss payees. All insurance required under this Agreement shall contain provisions stating that (i) the insurance policy is non-cancelable without at least thirty (30) days' notice to the Agent, and (ii) no claims shall be paid without at least ten (10) days' notice to the Agent.

                  (u) Searches. UCC financing statement, judgment, bankruptcy and tax lien searches with respect to the Borrower and Borrower's predecessor in title.

                  (v) Environmental Reports. A Phase I or, at the Lenders' request, a Phase II or other environmental survey or audit for each of the Properties dated within sixty (60) days of the Agreement Execution Date in form and substance satisfactory to all of the Lenders and prepared by a qualified environmental consultant satisfactory to the Agent.

                  (w) Financial and Operating Statements. Actual operating statements for the Properties for at least a full fiscal quarter for the most recent fiscal quarter for which results are available as of the Agreement Execution Date.

                  (x) No ERISA. Violations. Evidence that the Facility and each Plan do not violate any laws, statutes, orders or regulations governing pension or ERISA plans.

                  (y) Waiver. Execution and delivery by the lenders under the Revolving Credit Facility of a waiver under such facility authorizing the Facility described in this Agreement.

                  (z) Equity Contribution. Evidence that Borrower has received an equity contribution of not less than $95,000,000 from the Guarantors as the proceeds of a stock or other equity offering by the Guarantors.

                           (aa) Other  Evidence  as Lenders  May  Require.  Such
                  other evidence as Agent may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

                  Each of AmSouth and Credit Lyonnais also shall approve or disapprove in writing each item furnished to such Lender pursuant to Sections 4.1(o), 4. l(p), 4.1(v) and 4.1(w) within a reasonable period of time not to exceed ten (10) Business Days following such Lender's receipt of a complete copy of the final version of each such item and the failure of any such Lender to so notify Agent on a timely basis shall be deemed to be an approval by such Lender of such items.

         4.2 Additional Information. Agent shall, at Borrower's sole cost and expense, order appraisals (which appraisals shall conform to FIRREA requirements) and engineering reports for each of the Properties on or after the 150th day following the Agreement Execution Date (the "Order Date"), unless prior to the Order Date Borrower has furnished the Lenders with evidence (in form and substance satisfactory to the Lenders) that, not later than the 180th day following the Agreement Execution Date, the Facility and all other amounts due and owing to the Agent and the Lenders under the Loan Documents will be repaid in full. If Borrower notifies Agent of Borrower's intent to repay the Loan and fails to make such repayment in full by such 180th day, then Agent shall immediately order such appraisals and reports at Borrower's expense.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

   Borrower, General Partner and the Company hereby represent and warrant to the Lenders as follows:

         5.1 Existence. Borrower is and will continue to be a limited partnership duly organized. validly existing and in good standing under the laws of the State of Tennessee; the General Partner is and will continue to be a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and is and will at all times continue to maintain its tax status as a real estate investment trust under Section 856 of the Code; the Company is and will continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and is and will at all times continue to maintain its tax status as a real estate investment trust under Section 856 of the Code; each of Borrower, the General Partner and the Company is and will continue to be duly licensed and qualified as a foreign partnership, corporation or otherwise in each jurisdiction in which a Property is located or failure to be qualified or licensed would have a materially adverse effect on Borrower, the General
Partner, the Company, any Property, or on any other Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company; Borrower has and will continue to have all requisite power and authority to borrow under the Facility and to execute and deliver, and to observe and perform all of its obligations under, this Agreement and the other Loan Documents; each of the General Partner and the Company has and will continue to have all requisite power and authority to execute and deliver, and to observe and perform all of their respective obligations under, this Agreement and the other Loan Documents; the General Partner has and will continue to have all requisite power and authority to be the sole general partner of the Borrower and to execute and deliver on behalf of the Borrower, as general partner, all of the Loan Documents, and to observe and perform all of its obligations, as general partner of the Borrower, under the Loan Documents; and each of Borrower, the General Partner and the Company has and will continue to have all requisite power and authority to own their respective assets and property and to carry on the business in which they are engaged.

         5.2 Authorization. The execution, delivery and performance by Borrower and the Company of this Agreement and the other Loan Documents, the borrowings by the Borrower under the Agreement and the other Loan Documents, and the execution, delivery and performance by the Borrower, the Company and the General Partner, individually and as the sole general partner of the Borrower, of all other agreements and instruments (not mentioned above) to be executed and delivered by them pursuant hereto or thereto or in connection herewith or therewith, have been or will be duly authorized by all necessary corporate action (including any necessary stockholder action), partnership action or other action on the part of each of them, and do not and will not (i) violate (A) any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Borrower, the General Partner or the Company, or of any of the organizational documents of Borrower, the General Partner or the Company, or (B) any indenture, agreement or other instrument to which Borrower or the General Partner is a party, or by which Borrower, the General Partner or the Company or any of their respective property or assets is bound, except in cases where such violation will not have a materially adverse effect on any Property, any Collateral or the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company, or (ii) be in conflict with, result in a breach of or constitute (with the notice or lapse of time or both) a default under any such indenture, agreement or other instrument, except in cases where such conflict, breach or default will not have a materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower. the General Partner or the Company, or
(iii) result in or require (except as specifically contemplated by this Agreement) the creation or imposition of any lien of any nature upon any of the assets or property of Borrower or the General Partner. This Agreement has been duly executed and constitutes, and (when executed and delivered by Borrower and/or the General Partner and/or the Company) each other Loan Documents now or hereafter executed and delivered by Borrower and/or the General Partner and/or the Company pursuant hereto or thereto or in connection herewith, or therewith, will each constitute the legal, valid and binding obligation of Borrower and/or the General Partner and/or the Company, respectively, enforceable against them in accordance with their terms, except as enforcement may be limited by bankruptcy insolvency and other similar laws affecting the enforcement of creditors' rights generally and by moratorium laws from time to time in effect. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority (Federal, state, local or foreign), including, without limitation, the Securities and Exchange Commission,. or with any securities exchange, is required by Borrower, the General Partner or the Company in connection with the making and performance by Borrower of this Agreement or the Notes or with respect to the borrowings hereunder or for the execution, delivery and performance by Borrower, the General Partner and the Company of the other Loan Documents, except for those already obtained or completed.

         5.3 Perfection of Security Interests. When duly recorded or filed in the appropriate public records, the Mortgages .and the Financing Statements shall each create in the Lenders, valid and perfected first liens upon the property purportedly subject thereto (other than capital leases of a type described in the definition of "Permitted Liens" contained herein) and no further action will be required to perfect such liens.

         5.4      Financial Statements.

                  (a) The  December  31, 1996,  audited  consolidated  financial statements of each of Borrower, the General Partner and the Company previously delivered by Borrower to the Lenders are correct in all material respects and fairly set forth the financial condition of Borrower, the General Partner and the Company, respectively, as of December 31, 1996, and the results of Borrower's, the General Partner's and the Company's respective operations and changes in Borrower's, the General Partner's and the Company's respective financial position for the period then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1996, there has not occurred any material adverse change in the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company.

                  (b) All quarterly consolidated and consolidating unaudited financial statements for the calendar quarter ending March 31, 1997 of each of Borrower, the General Partner and the Company previously delivered by Borrower to the Lenders are correct in all material respects and fairly set forth the financial condition of Borrower, the General Partner and the Company, respectively, as of the dates set forth therein, and the results of Borrower's, the General Partner's and the Company's respective operations and changes in Borrower's, the General Partner's and the Company's respective financial position for the period then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since the date of such statements delivered by Borrower to the Lenders, there has not occurred any material adverse change in the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company.

                  (c)  All  monthly   unaudited   individual  and   consolidated
         operating statements and all annual individual and consolidated operating statements covering each of the Properties previously delivered by Borrower to the Lenders are correct in all material respects and fairly set forth the operating results of the Properties as of the dates set forth therein, and the results of each Property's respective operations and changes in each Property's operating activities for the period then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since the date of such statements, there has not occurred any material adverse change in the operations of any Property.

         5.5 Litigation. Except as set forth on Schedule 2 attached to this Agreement, there are no actions, audits or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, the General Partner or the Company or any of their respective properties or assets by or before any court or any Federal, state, local, foreign or other governmental agency or regulatory authority which, in the reasonable judgment of Borrower, after consultation with counsel, would have or could have a materially adverse effect on any of the Properties or the Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company or would or could materially impair its ability of Borrower, the General Partner or the Company to perform their respective obligations under this Agreement, the Notes and the other Loan Documents.

         5.6      Ownership of Assets.

                  (a) Each of Borrower, the General Partner and the Company own fee title to, or a leasehold estate in, or other title or ownership interest in all their respective properties and assets including, without limitation, the properties and assets reflected on the audited consolidated financial statements referred to in Section 5.4(a) above and assets and properties acquired since December 31, 1996, except for such properties and assets as have been disposed of since December 31, 1996.

                  (b) The Borrower owns fee title to all of the Properties (other than the Ground Lease Properties with respect to which Borrower's interest is a leasehold estate). The fee title to and leasehold estates in the Properties are and will continue to be owned and held by the Borrower free and clear of all liens and monetary encumbrances of any nature whatsoever (except for the Permitted Exceptions). The Ground Leases are in full force and effect and no event has occurred, which but for the passage of time or notice, or both, would constitute a default under any Ground Lease, and no action has commenced and no notice has been given or received for the purposes of terminating any Ground Lease. All non-monetary encumbrances affecting the Properties will either benefit the Properties or will enhance the integrated use, operation and management of the Properties or will not otherwise have a materially adverse effect on the title, ownership, value, use or operation of any of the Properties.

         5.7 Taxes. Each of Borrower, the General Partner and the Company has filed or caused to be filed all United States and state income tax returns which are required to be filed and has paid or caused to be paid all taxes shown on such returns or on any assessment made against it, except in cases where such a failure to file or to pay would not have a materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower or the General Partner. Each of Borrower, the General Partner and the Company has filed or caused to be filed all United States, state, local and foreign tax returns (other than income tax returns) which are required to be filed and has paid or caused to be paid all taxes shown on such returns or on any assessment made against it and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable (other than taxes, assessments, fees and other charges the validity or amount of which is being contested in good faith by appropriate proceeding or the failure to pay which would not have a materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company). No tax liens have been filed against Borrower, the General Partner or the Company or against their respective assets and property (other than those the validity or amount of which is being contested in good faith by appropriate proceedings or the foreclosure of which would not have a materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company), and no material claims are being asserted in respect of any taxes (other than those being contested as aforesaid or those that are not material as aforesaid).

         5.8      No Defaults.

                  (a) Neither Borrower, the General Partner nor the Company is in default in any respect under or in respect of any contract, agreement or other instrument to which it is a party or by which it or or its property or assets may be bound, except in Case where such default has no materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower or the General Partner. No Event of Default has occurred and is continuing and no event has occurred which but for notice, lapse of time, or both, would constitute an Event of Default. Neither Borrower, the General Partner nor the Company is in default under any order, judgment, award or decree of any court, arbitrator or other governmental authority binding upon or effecting it or by which any of its property or assets may be bound or affected, except in cases where such default has no materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower or the General Partner, and no such order, judgment, award or decree materially adversely affects the ability of Borrower, the General Partner or the Company, to carry on its business as now conducted or the ability of Borrower, the General Partner or the Company, to perform their respective obligations under this Agreement, the Notes and the other Loan Documents.

                  (b) There exists no default by Borrower, the General Partner or the Company under any deed of trust, mortgage, pledge or other security agreement affecting any Property or any Collateral, or any portion thereof, or under any Material Agreement pertaining to any Property, or by which any portion of any of the Property or the Collateral may be bound.

         5.9 Insurance. Each of Borrower, the General Partner and the Company maintains or causes to be maintained by Lessee or Other Lessee with financially sound and reputable insurance companies, with premiums at all times currently paid, property and casualty insurance upon fixed assets and inventories, public liability insurance, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, and including, without limitation, the insurance policies required pursuant to
Section 4. l(s) of this Agreement, except in cases where failure to maintain such insurance will not have or potentially have a materially adverse effect on any of the Properties or the Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company.

         5.10 Accuracy of Furnished Information. Neither this Agreement, any other Loan Document nor any document, financial statement, report, notice, schedule, certificate, statement or other writing furnished to or to be furnished to the Lenders by Borrower, the General Partner or the Company in connection with the Facility or otherwise in connection with the transaction contemplated hereby, contains or will contain any untrue or misleading statement of, or omission of, any material fact as of the date upon which the same is so furnished.

         5.11     Compliance with Laws.

                  (a) All of the Properties and their use comply and will continue to comply to all material respects with all applicable zoning resolutions, building codes, fire safety, environmental subdivision and other applicable laws, rules and regulations including, without limitation, the Americans with Disabilities Act.

                  (b) Borrower has no knowledge of any notices of violation of Federal law or municipal ordinances or orders or requirements of the states in which the Properties are located or an)' municipal department or other governmental authority.

         5.12 Condition of Properties. No portion of any Property nor any improvements located on any Property which are material to the operations, use or value of a Property are damaged or injured in any material respect as a result of any fire, explosion, accident, flood or other casualty.

         5.13 Franchise Agreements. All required Franchise Agreements are in full force and effect and are free from default.

         5.14 Leases. Except for the Crossroads Leases, the Ground Leases, the space leases described on Schedule 2 attached to this Agreement and the other leases described on Schedule 3 attached to this Agreement, there are no other leases concerning or with respect to any of the Properties or any portions hereof, including any personal property located thereon to which Borrower is a party.

         5.15 Condemnation. Except for the proposed condemnation of a non-material portion of the Greenville, North Carolina Property in connection with a local sanitary sewer project (as previously disclosed in writing to, and approved by, Agent), no condemnation or eminent domain proceeding has been commenced or to the knowledge of Borrower is threatened against any Property.

         5.16 Margin Stock. Neither Borrower, the General Partner nor the Company is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any advance made under the Facility will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for the purpose of repaying any loan the proceeds of which were used for such purpose. If requested by Agent, Borrower, the General Partner will furnish to Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. No part of the proceeds of any advance made under the Facility will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation G, T, U or X or any other regulation of the Board of Governors of the Federal Reserve System of the United States.

         5.17 ERISA. Neither Borrower, the General Partner nor the Company has taken any action which would cause it to become an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or a "governmental plan" as defined in
Section 3(32) of ERISA or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code, or which would cause its assets to become "plan assets" as defined in 29 C.F.R. Section 2510.3-101.

         5.18 Use of Loan Proceeds. The proceeds of any and all advances under the Facility shall be used for the purposes set forth in this Agreement and for no other purposes.

         5.19 Solvency. Borrower, the General Partner and the Company taken as a whole are each and, after giving effect to all of the transactions contemplated by this Agreement and the other Loan Documents, will each continue to be, in a solvent condition. As used herein, "solvent" means, when used with respect to any Person, that (i) the present fair saleable value of such Person's assets is in excess of the total amount of its liabilities (including contingent liabilities); (ii) such Person is able to pay its debts as they become due; and
(iii) such Person does not have unreasonably small capital to carry on such Person's business as therefore operated and all businesses in which such Person is about to engage.

         5.20 Investment Company Act. Borrower is not, and will by such acts as may be necessary, continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

         5.21 Public Utility Holding Company Act. Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company" within the definitions of the "Public Utility Company Act of 1935", as amended.

         5.22 Brokers. Borrower has dealt with no brokers in connection with the Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Facility. The Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold the Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses any claims, liabilities; obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by the Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

         5.23     (Intentionally Deleted.)

         5.24 Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

         5.25 Trade Name. Borrower uses no trade name and has not and does not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is as stated in the recitals hereto.

         The representations and warranties of Borrower, General Partner and the Company under this paragraph shall be deemed to be continuing representations and warranties which may at all times during the term of the Credit Facility be relied upon by the Lenders (and each Participant) unless Agent shall have been informed by Borrower of any change in fact or circumstances which would effect the continuing accuracy of the representations and warranties set forth in this paragraph. Borrower shall promptly inform Agent (but in no event later than five
(5) business days after Borrower shall have knowledge thereof) of the occurrence of any fact, circumstance or event which would change or materially affect in any way the continuing accuracy of the representations and warranties set forth in this paragraph or which would render any such representation or warranty inaccurate or false in any material respect.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Borrower (and the General Partner and the Company, if expressly included in Sections contained in this Article) covenant and agree that until the full and final payment of all obligations incurred under the Loan Documents they will:

         6.1      Notices. Promptly give written notice to Agent of:

                  (a) any Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

                  (b) all claims filed against any property owned by the Borrower or the General Partner which, if adversely determined, could have a material adverse effect on any Collateral or the ability of the Borrower, the General Partner or the Company to meet any of their obligations under the Loan Documents;

                  (c) effect or cause a General Partner, the occurrence of any other event which might have a material adverse material adverse financial change on or with respect to the Borrower, the Company or any Collateral;

                  (d)      any change in the equity ownership of any Collateral;

                  (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower or the General Partner to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower, the General Partner, the Company, as the case may be, proposes to take with respect thereto;

                  (f) any default under any Ground Lease, deed of trust or mortgage relating to any Collateral, or any breach or default under any Material Agreement relating to any Collateral; and

                  (g) any notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation affecting any of the Properties.

         6.2 Financial Statements, Reports, Etc. Borrower shall furnish or cause to be furnished to each Lender each of the following:

                  (a) annually, within ninety (90) days next following the end of each calendar year during the term of the Facility, individual and consolidated financial and operating statements in the form attached hereto as Exhibit I covering the operation of each of the Properties from time to time constituting part of the Collateral for the Facility for such calendar year, which financial and operating statements shall show the actual performance of each of the Properties from time to time constituting part of the Collateral for the Facility for the immediately preceding calendar year and shall otherwise be in form and substance reasonably satisfactory to Agent;

                  (b) annually, within ninety (90) days next following the end of each calendar year during the term of the Facility, complete executed copies of annual audited consolidated and annual unaudited consolidating financial statements in the form attached hereto as Exhibit J for each of Borrower, the General Partner and the Company for such fiscal year, and containing a fully itemized statement of profit and loss and of surplus and a balance sheet;

                  (c) annually, not later than the first business day of each calendar year during the term of the Facility, individual and consolidated operating and capital expenditure budgets pertaining to such calendar year in the form attached hereto as Exhibit K with respect to each of the Properties from time to time constituting part of the Collateral for the Facility;

                  (d) quarterly, within forty-five (45) days next following the end of each calendar quarter during the term of the Facility, quarterly consolidated and consolidating unaudited financial statements in the form attached hereto as Exhibit L for each of Borrower, the General Partner and the Company;

                  (e) quarterly (unless otherwise requested by Agent more frequently than quarterly, but in no event more frequently than monthly) not later than thirty (30) days after the end of each calendar quarter (or such shorter period of time if requested more frequently than quarterly) during the term of the Facility, monthly unaudited individual and consolidated operating statements in the form attached hereto as Exhibit M covering each of the Properties from time to time constituting part of the Collateral for the Facility, reconciled to the then current annual individual and consolidated operating budgets for the Properties;

                  (f) copies of all other quarterly and annual filings of Borrower, the General Partner or the Company with the Securities and Exchange Commission and other publicly released information concurrent with such filing or public releases;

                  (g) copies of all correspondence (other than non-material correspondence pertaining to administrative or other day-to-day matters of operation) between Borrower and (y) the issuer of the Franchise Agreement for the Properties and (z) the Lessee of the

         Crossroads Lease, concurrent with Borrower's sending any such correspondence to such issuer or such lessee and within five (5) days following the receipt by Borrower of any such correspondence from any such issuer or such lessee;

                  (h) within ninety (90) days next following the end of each calendar year during the term of the Facility, (i) a compliance certificate in the form of Exhibit P attached hereto, and (ii) a certificate signed by the chief financial officer or the chief executive officer of Borrower certifying on the date thereof either that there does not exist an event which constitutes, or which upon notice or lapse of time or both would constitute, a Default or an Event of Default under. any of the Loan Documents, and if such Default or Event of Default exists, the nature thereof and the period of time it has existed; and

                  (i) within ten (10) days after Agent's request, such further detailed financial or other information with respect to Borrower, the General Partner, the Company, the Properties or the operation of the Properties, as may be reasonably requested by Agent.

         All audited financial statements required to be prepared pursuant to the provisions of this paragraph shall be prepared and certified by an independent certified public accountant acceptable to Agent, shall be prepared in accordance with GAAP, and shall be in form and substance satisfactory to Agent. All unaudited financial statements delivered to Lenders' pursuant to the provisions of this paragraph shall be certified to be true and correct in all material respects by the chief financial officer or the chief executive officer of the General Partner.

         6.3 Existence and Conduct of Operations. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated. The Borrower, the General Partner and the Company shall carry on and conduct their respective businesses in substantially the same manner and in substantially the same fields of enterprise as presently conducted.

         6.4 Appraisals of Properties. Reimburse the Lenders for all costs and expenses incurred in connection with Agent's obtaining the appraisals for each of the Properties if ordered by Agent pursuant to Section 4.2 hereof.

         6.5 Maintenance of Properties. Cause the Properties to be maintained, preserved, protected and kept in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

         6.6 Insurance. Cause to be provided a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) clays after the end of each fiscal year, evidencing that the insurance required to be furnished to the Lenders pursuant to Section 4. l(s) hereof is in full force and effect. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall promptly notify the insurance carriers or agents therefor (with a copy of such notification being provided simultaneously to Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification from Borrower.

         6.7 Payment of Obligations. Cause the payment of all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower on the date hereof.

         6.8 Compliance with Laws. Cause compliance in all material respects with all applicable laws; rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, General Partner, the Company, any of the Collateral or any of their respective businesses, except in cases where such default has no materially adverse effect on any Property, any Collateral or on the business, assets, operations, property or financial or other condition of Borrower, the General Partner or the Company, and no such order, judgment, award or decree materially adversely affects the ability of Borrower, the General Partner or the Company, to carry on its business as now conducted or the ability of Borrower, the General Partner or the Company, to perform their respective obligations under this Agreement, the Notes and the other Loan Documents.

         6.9 Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by the Lenders, permit employees or representatives of Lenders at any reasonable time and upon reasonable notice to inspect and audit the properties of Borrower, the General Partner, the Company and of the Consolidated Operating Partnership, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

         6.10 ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

         6.11 Maintenance of Status. The Company shall at all times (i) remain as a corporation listed and in good standing on the New York Stock Exchange
(NYSE), and (ii) maintain the Company's status as a real estate investment trust in compliance with all applicable provisions of the Code. General Partner shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code.

         6.12 Use of Proceeds. Use the proceeds of the Facility for the acquisition of the Properties.

         6.13 FF&E Replacement and Capital Expenditures. Commencing in the first calendar quarter of 1998 and thereafter during succeeding calendar quarter, Borrower shall expend and/or reserve for FF&E replacement or capital expenditures approved by Agent for each Property an amount which is not less than four percent (4 %) of the cumulative gross hotel revenues from the Properties as measured for the Applicable Period (as defined below). As used herein, the term

"Applicable Period" shall mean the period commencing on July 1, 1997 and ending on the last day of the calendar quarter immediately preceding the date on which Borrower's cumulative expenditures are determined. If in any given calculation period less than four percent (4%) of the gross room revenues of the Properties for such period is incurred by Borrower on replacement of FF&E used in connection with the Properties and for capital expenditures (as determined in accordance with GAAP) for the Properties, as substantiated by evidence in form and detail reasonably satisfactory to Agent, then Borrower shall establish and maintain with Agent an FF&E replacement and/or capital expenditure reserve as provided in this Section. The amount to be deposited by Borrower into the reserve for any quarter shall equal the difference between four percent (4%) of the gross hotel revenues for the Properties and the actual amount of FF&E replacement and capital expenditures made by Borrower for such quarter. All reserve amounts shall be held by Agent in an interest-bearing account entitled "Equity Inns/Term Loan FF&E Reserve Account, in trust for Agent" established at The First National Bank of Chicago (the "FF&E Reserve"), and shall, until disbursed in accordance with the provisions of this paragraph hereinafter set forth, constitute additional collateral for the payment of the Obligations. Each deposit to be made by Borrower pursuant to the Section shall be made with Agent not later than the forth-fifth (45th) day following the beginning of each calendar quarter (commencing in 1998), which Upon Borrower's delivery to Agent of a request for disbursement in the form of Exhibit N attached hereto (the "FF&E Reserve Request"), which FF&E Reserve Request shall not be submitted more than once in any given calendar month and not less than twenty (20) days after submission of the immediately preceding FF&E Reserve Request, and to the extent that there are available funds in the FF&E Reserve, Agent shall authorize and shall make a disbursement to Borrower from the FF&E Reserve in an amount equal to the amount of such excess to the extent that the amounts requested by Borrower are for items of FF&E or for such capital expenditure items. Borrower shall reimburse Agent for any out-of-pocket costs or expenses incurred by Agent in connection with evaluating such FF&E Reserve Requests provided that Agent shall have notified Borrower prior to retaining any consultant in connection with such evaluation and Borrower shall have failed to furnish the additional evidence deemed necessary by Agent to satisfactorily substantiate such costs. Unless otherwise agreed to by Agent in the exercise of its sole discretion, the FF&E Reserve shall only be available to fund amounts owed by Borrower to third-party vendors or providers of services pursuant to written bona fide third-party contracts or agreements and shall not be available to fund amounts owed by Borrower to any Affiliates.

         6.14 Material Agreements. Borrower shall comply; with all of the material terms and conditions of all of the Material Agreements.


                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Borrower, the General Partner and the Company covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all obligations incurred under the Loan Documents, without the prior written consent of the Lenders, they will not:

         7.1 Change in Business. Engage in any business activities or operations other than (i) the ownership and operation of the Properties and other hotel properties owned by Borrower from time to time, or (ii) other business functions and transactions related to the financing, ownership, acquisition and/or development of hotel properties compatible with the Properties, or expand the Properties or otherwise materially change the nature of the use of the Properties. Nothing contained in the foregoing shall be deemed to prohibit Borrower, the General Partner, the Company or any of their respective Affiliates or subsidiaries from acquiring mortgages secured by hotels which are generally comparable in nature to the Properties constituting part of the Collateral for the Facility provided that (i) Borrower shall inform Agent in advance of its intention to acquire such mortgages, (ii) Borrower shall provide such information with respect thereto as shall be requested by Agent and (iii) the Lenders shall be reasonably satisfied that the acquisition of any such mortgages are for the sole purpose of enabling Borrower to acquire ownership of the collateral therefor through foreclosure of such mortgages or deed-in-lieu thereof.

         7.2 Change of Ownership of Properties. Change the ownership and/or management of the Properties.

         7.3 Ratio of Net Rent to Interest Expense. Permit the ratio of (i) "Base Rent" and "Percentage Rent" (as defined in the Crossroads Lease) payable to the Borrower under the Crossroads Lease (or any replacement lease) for any full or partial calendar quarter after the Agreement Effective Date on account of all Properties owned by the Borrower as of the last day of such full or partial calendar quarter, less an FF&E reserve charge of 4% of "Gross Revenues" (as defined in the Crossroads Lease) from such Properties, less real estate taxes and ground lease rent payable by the Borrower on such Properties, as accrued on a straight-line basis, for such full or partial calendar quarter, to
(ii) all interest accrued for such full or partial calendar on that portion of the Loan for such quarter attributable to such Properties to be less than 1.75 to 1.

         7.4 Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any purchase of, or offer for, any share of capital stock of any publicly held corporation unless the board of directors of such corporation has consented to such offer prior to any public announcements relating thereto and the Lenders have consented to such use of the proceeds of the Facility.


         7.5 Purchase Price. Permit the aggregate Net Purchase Price of all Properties securing the Facility at any time, excluding the Ground Lease Properties), to be less than (i) $100,000,000, or (ii) if and only if the then-current outstanding principal balance of the Facility is less than thirty-five percent (35%) of the aggregate Net Purchase Price of all Properties then securing the Facility, $75,000,000.

         7.6 Value of Property as a Percentage of Purchase Price. Permit the percentage of the aggregate Net Purchase Price of all Properties then securing the Facility (excluding the Ground Lease Properties) represented by the Net Purchase Price of any single Property then securing the Facility to be greater than (i) eleven percent (11%), or (ii) if and only if the then-current outstanding principal balance of the Facility is less than thirty-five percent (35 %) of the aggregate Net Purchase Price of all Properties then securing the Facility, fifteen percent (15 %).

         7.7 Liens. Create, assume or suffer to exist any Lien (including the Lien of an attachment, judgment or execution) on the Properties or on any Collateral, whether now owned or hereafter acquired, except Permitted Liens. Create, assume or suffer to exist any Lien (including the Lien of an attachment, judgment or execution) on the General Partner's partnership interest in Borrower.

         7.8 Regulation U. Use any of the proceeds of the Advance to purchase or carry any Margin Stock.

         7.9 Net Worth. At any time maintain a net worth (i.e. value of total assets less total liabilities, as determined on the basis of GAAP) less than the aggregate of $190,000,000 plus ninety percent (90%) of the net proceeds (i.e., after the expenses incurred in connection with such offerings) of all equity offerings of the Borrower after May 9, 1997. The Borrower shall deliver to Agent on or before the thirtieth (30th) day following the commencement of each calendar quarter during the term of the Facility evidence reasonably satisfactory to Agent substantiating compliance with the provisions of this Section.

         7.10 Partnership Distributions. Except as otherwise shall be required by law in order for General Partner and the Company to maintain their respective status as real estate investment trusts, permit the aggregate amount of dividends paid by General Partner and/or the Company (without duplication) for the most recent four fiscal quarters for which financial reports are available to exceed ninety percent (90%) of the consolidated "funds from operations" of General Partner or the Company, as the case may be, for such four fiscal quarters, as determined on a consistent basis with the prior financial statements of General Partner and the Company, as approved by the Agent.

         7.11 Total Liabilities. Permit the aggregate of (1) the outstanding balance of the Facility, (2) the outstanding under the Revolving Credit Facility, and (3) the maximum committed amount of Other Permitted Debt (irrespective of whether such maximum committed amount of Other Permitted Debt is fully outstanding) (items (1), (2) and (3) above are collectively, "Total Liabilities") to exceed forty-five percent (45 %) of the aggregate of (i) the lesser of (a) the Appraised Value of all hotels which are then part of the collateral pool for the Revolving Credit Facility (the "Revolving Collateral"), and (b) the Cost Basis of all Revolving Collateral and (ii) the Cost Basis of the Properties and all other hotels owned by Borrower and its Affiliates (including EQI Financing Partnership I, L.P., and Equity Inns Partnership/West Virginia, L.P.) which do not constitute part of the Collateral for the Facility, it being understood that the Cost Basis of hotels not constituting part of the Collateral for the Facility will be determined in the same manner as the Cost Basis of the Revolving Collateral.

         7.12 Level Two Adjusted Earnings. At any time permit the ratio of Level Two Adjusted Earnings of the Borrower, the General Partner and the Company, on a consolidated basis, to debt service on the Total Liabilities

(including actual interest and scheduled principal payments as well as interest and scheduled principal payments that would be required if all committed but unfunded portions of Total Liabilities were funded) to be less than 1.75 to 1.

     7.13 Cost Basis. Permit: (a) more than thirty percent (30%) of the total Cost Basis of all hotels owned by Borrower and its consolidated Subsidiaries to be attributable to hotels located in a single state; or (b) more than ten percent (10%) of the total Cost Basis of all hotels owned by Borrower and its consolidated Subsidiaries to be attributable to a single hotel.

         7.14 Other Indebtedness. Permit Borrower, the General Partner, the Company or any of their respective Affiliates (excluding, however, companies that are controlled by Phillip H. McNeill, Sr.) or subsidiaries to incur (either directly or as a guarantor) any liability (whether recourse or non-recourse) for the payment of any indebtedness other than the Obligations and the Other Permitted Debt. In addition to the outstanding under the Revolving Credit Facility, (y) Borrower shall be permitted to borrower, assume loans, enter into leases and acquire assets with purchase money financing provided that Borrower shall otherwise remain in compliance with the provisions of this Agreement and the other Loan Documents and that the aggregate indebtedness incurred by Borrower shall in no event or under any circumstances exceed (A) $175,000,000 less (B) the then-current principal balance of the Obligations, and (z) the General Partner and the Company shall be permitted to guaranty repayment of such obligations to the extent required, provided that (i) no such obligation shall be secured in whole or in party by any Property or any other Collateral from time to time securing payment of the Facility, (ii) the Supplemental Debt Service Coverage Ratio and the Supplemental Loan to Value Requirement contained in the Revolving Credit Agreement shall continue to be complied with both before and after the incurring of any such obligations by Borrower, (iii) Borrower shall inform Agent in advance of its intention to incur such obligations and shall provide to Agent a detailed term sheet setting forth the terms and conditions which will pertain to such obligations and containing such other information with respect thereto as shall be requested by Agent, (iv) all of the other affirmative and negative covenants and representations and warranties contained in this Agreement and the other Loan Documents shall continue to be complied with both before and after the incurring of any such obligations by Borrower, and (v) Agent shall be satisfied that such obligations will not have a materially adverse effect on Borrower, the General Partner, the Company, Lessee or any Other Lessee, or on their ability to perform their respective obligations under the Loan Documents, or on any Property or any other Collateral and have approved the incurrence of such obligations. Any obligations incurred by Borrower in compliance with the provisions of the preceding sentence of this subparagraph is herein referred to as "Other Permitted Debt". Borrower shall furnish Agent, within fifteen (15) days after the end of each calendar quarter during the term of this Agreement (or more frequently if requested by Agent), with a detailed itemized list of all obligations of Borrower in respect of Other Permitted Debt and which is otherwise in a form sufficient to enable Agent to confirm Borrower's compliance with its obligations under this Agreement in respect of the Other Permitted Debt. The occurrence of a default in respect of any Other Permitted Debt shall constitute an Event of Default under this Agreement and the other Loan Documents.

         7.15 Material  Agreements.  Without the prior written consent of Agent,
(i) transfer, sell, assign, pledge, encumber or grant, or consent to or permit the transfer, sale, assignment, pledge, encumbrance or granting of a security interest in any Material Agreement (except pursuant to the Loan Documents) or
(ii) terminate, modify or amend, or consent to the termination, modification or amendment of any Material Agreement.

                                  ARTICLE VIII
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         8.1 Nonpayment of Principal and Interest. Borrower fails to pay any portion of the Obligations when due.

         8.2 Certain Covenants. A breach of any of the covenants contained in Article VII of this Agreement.

         8.3 Security Documents. The occurrence of any fact, circumstance or event which is specifically characterized under any provision of any Security Document as an "Event of Default" within the meaning given to such term pursuant to the provisions of this Agreement.

         8.4 Representations and Warranties. Any representation or warranty of Borrower, the General Partner, the Company or of any Person guaranteeing payment of the Obligations or any portion thereof or performance by Borrower of any of the terms of this Agreement or any of the other Loan Documents made in any such guaranty, this Agreement or any of the other Loan Documents, or in any certificate, reports, financial statement or other instrument furnished in connection with the making of the Notes, the Mortgages, this Agreement, the Guaranty, any other guaranty or any other Loan Document, proves false or misleading in any material respect.

         8.5 Property Assessments. Borrower fails to pay within twenty (20) days of notice and demand by Agent any installment of any assessment against any Property for local improvements heretofore or hereafter laid, which assessment is or may become payable in annual or periodic installments and is or may become a lien on such Property, notwithstanding the fact that such installment may not be due and payable at the time of such notice and demand.

         8.6 Federal Tax Lien. Any Federal tax lien shall be filed against Borrower, the General Partner, the Company or any Property and the same is not discharged of record within thirty (30) days after the same is filed (unless the same is being contested in good faith by appropriate proceeding).

         8.7 FF&E. Without the consent of Agent, any FF&E (except for normal replacement of the FF&E) shall be removed from any Property, or if without the consent of Agent any Property or any FF&E is demolished or materially altered.

         8.8 Insurance. Borrower fails to keep the insurance policies in full force and effect, or the insurance policies are not delivered to Lenders upon request.

         8.9 Crossroads Lease. Without the consent of Agent, the Crossroads Lease is canceled or modified or if any portion of the rents thereunder is paid for a period of more than one (1) month in advance or if any of the rents thereunder are further assigned.

         8.10 Ground Lease. Borrower shall default beyond the expiration of any applicable notice and cure periods in the observance or performance of any term, covenant or condition of any Ground Lease on the part of Borrower, as ground lessee thereunder, to be observed or performed, unless any such observance or performance shall have been waived or not required in writing by the ground lessor under such Ground Lease, or if any one or more of the events referred to in such Ground Lease shall occur which would or may cause such Ground Lease to terminate without notice or action by the ground lessor thereunder or which would entitle the ground lessor under such Ground Lease to terminate such Ground Lease and the term thereof by giving notice to Borrower, as ground lessee thereunder, or if the leasehold estate created by such Ground Lease shall be surrendered, in whole or in pan, or if such Ground Lease shall be terminated or canceled for any reason or under any circumstance whatsoever, or if any of the terms, covenants or conditions of such Ground Lease shall in any manner be modified, changed, supplemented, altered or amended without the consent of Agent.

         8.11 Material Agreements. Borrower or other Person shall be in default under any mortgage, deed of trust, pledge or other security agreement (including, without limitation, any such agreement now or hereafter held by Lenders) affecting or relating to any of the Properties, or any other Collateral or any portion thereof or under any Material Agreement affecting or relating to the Properties or the Collateral, or any portion thereof.

         8.12 Property Liens. Any of the Properties shall become subject (i) to any tax lien, other than a lien for local real estate taxes and assessments not due and payable, or (ii) to any lis pendens, notice of pendency, stop order, notice of intention to file mechanic's materialman's lien, mechanic's or materialman's lien or other lien of any nature whatsoever and the same shall not either be discharged of record or in the alternative insured over to the satisfaction of Agent by the title company insuring the lien of the Mortgage pertaining to the Property in question within a period of thirty (30) days after the same is filed or recorded, and irrespective of whether the same is superior or subordinate in lien or other priority to the lien of the Mortgage and irrespective of whether the same constitutes a perfected or inchoate lien or encumbrance on the Property in question or any portion thereof or is only a matter of record or notice.

         8.13 Certain Covenants. Borrower, General Partner or the Company fail for any reason to comply in all respects with the covenants set forth in Articles VI and VII of this Agreement at any time during the term of the Facility, or if any representation or warranty set forth in Article V of this Agreement or elsewhere in the Loan Documents shall at any time cease to be true and accurate in all material respects;

         8.14     Bankruptcy. If:

                  (a) Borrower, the General Partner or the Company shall make an assignment for the benefit of creditors; or

                  (b) a court of competent jurisdiction (i) enters a decree or order for relief with respect to Borrower, the General Partner or the Company under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation; or (2) if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or similar official) of Borrower, the General Partner or the Company or of any substantial pan of their respective properties; or (3) if such court decrees or orders the winding up or liquidation of the affairs of Borrower, the General Partner or the Company, and such order or decree is not dismissed, discharged or vacated of record within thirty (30) days after the same has been entered; or

                  (c) Borrower, the General Partner or the Company files a petition for relief or answer or consent seeking relief under Title 11 of the United States Code as now constitute or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation, of if Borrower, the General Partner or the Company fails to vigorously and diligently oppose or shall otherwise consent to the commencement or prosecution of an involuntary case under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or similar law, rule or regulation, or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or other similar official) of Borrower, the General Partner or the Company, or of any substantial pan of their respective properties, or if Borrower, the General Partner or the Company fails generally to pay their respective debts as such debts become due, or if Borrower, the General Partner or the Company takes any action in furtherance of any action described in this subsection.

         8.15 Loan Documents. Borrower, General Partner or the Company shall be in default beyond the expiration of any applicable notice and cure periods under the Notes, the Mortgages, this Agreement or any other Loan Documents or any other document or instrument otherwise executed and delivered in connection therewith.

         8.16 Revolving Credit Facility. The occurrence of a default under the Revolving Credit Agreement or under any of the other documents evidencing or securing the Revolving Credit Facility, which default is not cured within any applicable cure period.

         8.17 Cross Default. Any Indebtedness of Borrower, the General Partner or the Company to any lender or Person shall be declared to be immediately due and payable prior to its stated maturity and shall not be paid within thirty
(30) days after such  declaration,  or shall otherwise not be paid within thirty
(30) days after the same shall become due and payable.

         8.18 Material Adverse Effect. There shall occur a complete or partial suspension or liquidation of all or substantially all of any business of Borrower, the General Partner or the Company and such occurrence in the opinion of the Lenders has or may have materially adverse impact on any Property or any Collateral or on the business, assets, operations, property, financial or other condition of Borrower, the General Partner or the Company.

         8.19 Furnishing Information. Borrower shall fail to furnish or cause to be furnished to each Lender, any financial or other information required to be provided in accordance with the provisions of this Agreement or the other Loan Documents or otherwise reasonably requested by the Lenders or shall fail to permit, or to arrange for, the inspection by the Lenders (or their respective employees and agents) of any books or records of Borrower, the General Partner or the Company and such default shall continue for twenty (20) days after notice by Agent to Borrower.

         8.20 Monetary. Borrower, the General Partner or the Company shall continue to be in default under any of the other terms, covenants or conditions of this Agreement for five (5) days after notice from Agent in the case of any default which can be cured by the payment of a sum of money, or for twenty (20) days after notice from Agent in the case of any other default. provided that if such default cannot reasonably be cured within such twenty (20) day period and Borrower, the General Partner or the Company, as the case may be, shall have commenced to cure such default within such twenty (20) day period and thereafter diligently (20) day period shall be extended for so long as it shall require Borrower, the General Partner or the Company, as the case may be, in the exercise of due diligence to cure such default, it being agreed, however, that no such extension shall be for a period in excess of sixty (60) days.

                                   ARTICLE IX
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         9.1 Acceleration. If any Event of Default described in Section 8.14 hereof occurs, the Obligations shall immediately become due and payable. If any other Event of Default described in Article VIII hereof occurs, such obligation to make the Advance shall be terminated and at the election of the Majority Lenders, the Obligations may be declared to be due and payable.

         9.2 Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.

                                    ARTICLE X
                                    THE AGENT

         10.1 Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, except to the extent the Agent acts as an agent with respect to the receipt or payment of funds hereunder.

         10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 General Immunity. Neither the Agent (in its capacity as Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent (in its capacity as Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Lenders or all Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note. notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Agent.

         10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in accordance with their respective Percentages (i) for any amounts payable to third parties which are not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses payable to third parties which are incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent (in its capacity as Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

         10.9 Rights as a Lender. With respect to the Commitment, the Advance made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Each Lender (including Agent) in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11 Successor Agent. Each Lender agrees that First Chicago shall serve as Agent at all times during the term of this Facility, except that First Chicago may resign as Agent in the event (x) First Chicago and Borrower shall mutually agree in writing or (y) an Event of Default shall occur under the Loan Documents (irrespective of whether such Event of Default subsequently is waived), or (z) First Chicago shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower's Affiliates at the time of such decision First Chicago's resignation as Agent would be necessary in order to avoid creating an appearance of impropriety on the pan of First Chicago. First Chicago (or any successor Agent) may be removed as Agent by written notice received by Agent from all of the other Lenders at any time with cause (i.e., a breach by First Chicago (or any successor Agent) of its duties as Agent hereunder). Upon any such resignation or removal, the Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all duties and obligations of the agent hereunder and under the other Loan Documents which first occur after the date of such succession. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                                   ARTICLE XI
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         11.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan
Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 11.3. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 11.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         11.2     Participations.

                  (a)  Permitted  Participants;  Effect.  Any Lender may, in the
         ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any participation interests sold pursuant to this Section. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  (b) Voting Rights. Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations, releases Collateral beyond any releases expressly provided for herein or extends the Maturity Date.

         11.3     Assignments.

                  (a) Permitted Assignments. Any Lender may, with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed), in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (collectively, "Purchasers") all or any part of its rights and obligations under the Loan Documents, except that no consent of Agent shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (it) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Agent shall pay to the Agent a fee of $3,000.00 per assignee to reimburse Agent for its involvement in such assignment. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Borrower have the right to consent to any proposed assignment described in this Section 11.3.1, and each Lender shall be entitled to freely assign all or any portion of its respective Commitment.

                  (b) Effect; Effective Date of Assignment. Upon delivery to the Agent of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the o Commitment and the Loan under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets"
         under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and the Advance assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.3.2, the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         11.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and General Partner. Each Transferee shall agree in writing to keep confidential any such information which is not publicly available.

         11.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advance herein contemplated.

         12.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.3 Taxes. Any recording and other taxes (excluding 'franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

         12.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     12.5 No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         12.6 Expenses; Indemnification. Subject to the provisions of this Agreement, Borrower will pay (a) all out-of-pocket costs and expenses incurred by the Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Agent (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Agent, which counsel may be employees of Agent) in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Security Documents or any other agreement or document referred to herein or therein, (c) all costs of obtaining all appraisals, environmental reports, engineering reports and all other documents or reports required to be requested or furnished to the Agent (irrespective of whether any such Lenders first become parties to this Agreement following the Agreement Execution Date) pursuant to Section 4.1 hereof, and (d) all reasonable and customary costs and expenses of periodic audits by the Agent's personnel of the Borrower's books and records, provided that prior to an Event of Default Borrower shall be required to pay for only one such audit during any year. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lenders is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims. etc. are the result of (i) such Lender's gross negligence or willful misconduct, or (ii) any disputes between Lenders regarding the alleged failure of a Lender or the Agent to perform its respective obligations under the Loan Documents (where such alleged failure is in no way related to any alleged failure of Borrower to perform its obligations under the Loan Documents). The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         12.7 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         12.8 Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         12.9 Choice of Law. The loan documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with the internal laws (and not the law of conflicts) of the state of illinois, but giving effect to federal laws applicable to national banks.

         12.10 Consent to Jurisdiction. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Illinois state court sitting in Chicago, Illinois in any action or proceeding arising out of or relating to any loan documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the lenders to bring proceedings against the borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the lenders or any affiliate of the lenders involving, directly or indirectly, any matter in any way arising out of, related to, or connected with any loan document shall be brought only in a court in Chicago, Illinois.

         12.11 Waiver of Jury Trial. The Borrower, the General Partner and the lenders hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with any loan document or the relationship established thereunder.

         12.12 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

         12.13 Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among the Borrower, General Partner, Agent, and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject .matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto.

         12.14 Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the General Partner or any of their Affiliates regardless of the capacity of the Lenders hereunder.

         12.15    Set-Off.

                  (a) If an Event of Default shall have occurred, each Lender shall, subject to and in accordance with Section 12.15(c) below, have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured.

                  (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments.

                  (c) Each Lender agrees that in the event that any of the Properties are located in California, that no Lender (or Participant or assignee thereof) shall exercise its rights of set off contained in this Section 12.15 or any other rights and remedies unless and until the Agent and Supermajority Lenders are reasonably satisfied (by an opinion from counsel satisfactory to Agent or such other proof that is acceptable to Agent and Supermajority Lenders) that such actions (i) will not cause California's so called "one action" rule to apply and
         (ii) will not adversely affect the Agent and Lenders' ability to exercise any other rights and remedies under the Loan Documents.

         12.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.

                                  ARTICLE XIII
                                     NOTICES

         13.1 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

                  To the Borrower:

                           Equity Inns Partnership, L.P.
                           c/o Equity Inns, Inc.
                           4735 Spottswood
                           Suite 102
                           Memphis, Tennessee 38117
                           Attention: Howard Silver
                           Telecopy: (901) 761-3945

                  To General Partner:

                           Equity Inns Trust
                           4735 Spottswood
                           Suite 102
                           Memphis, Tennessee 38117
                           Attention: Howard Silver
                           Telecopy: (901) 761-3945

                  To the Company:

                           Equity Inns, Inc.
                           4735 Spottswood
                           Suite 102
                           Memphis, Tennessee 38117
                           Attention: Howard Silver
                           Telecopy: (901) 761-3945


                  Each of the above with a copy to:

                           Hunton & Williams
                           Suite 1700
                           1751 Pinnacle Drive
                           McLean, Virginia 22102
                           Attention: Gerald R. Best
                           Telecopy: (703) 714-7450

                  To the Lenders:

                  As shown below the Lender's signatures.

                  To the Agent:

                  The First National Bank of Chicago
                  One First National Plaza
                  Chicago, Illinois 60670
                  Attention: Real Estate Finance Division
                  Telecopy: (312) 732-1117

                  With a copy to:

                  Sonnenschein Nath & Rosenthal
                  8000 Sears Tower
                  Chicago, Illinois 60606
                  Attention: Patrick G. Moran, Esq.
                  Telecopy: (312) 876-7934

         13.2 Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                         EQUITY INNS PARTNERSHIP, L.P.

                                  By:  EQUITY INNS TRUST, its General Partner

                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------



GENERAL PARTNER:                  EQUITY INNS TRUST

                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------

COMPANY:                          EQUITY INNS, INC.

                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------


LENDERS:                          THE FIRST NATIONAL BANK OF CHICAGO

                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------
                                  Commitment:  $25,000,000
                                  Percentage of Aggregate Commitment: 33.3334%

                                  Address for Notices:
                                  One First National Plaza
                                  Chicago, Illinois 60670
                                  Attention:  Real Estate Finance Division

                                  CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                             --------------------------------
                                       Title:
                                             --------------------------------
                                  Commitment:  $25,000,000
                                  Percentage of Aggregate Commitment 33.333%

                                  Address for Notices:
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention:  Hotel Finance Group


                                  AMSOUTH BANK

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------
                                  Commitment:  $25,000,000
                                  Percentage of Aggregate Commitment: 33.3333%

                                  Address for Notices:
                                  1900 Fifth Avenue North
                                  9th Floor
                                  Birmingham, Alabama 35203


ADMINISTRATIVE AGENT:             THE FIRST NATIONAL BANK OF CHICAGO

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


DOCUMENTATION AGENT:              CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------

                                  CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------
                                  Commitment:  $25,000,000
                                  Percentage of Aggregate Commitment: 33.3333%

                                  Address for Notices:
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention:  Hotel Finance Group


                                  AMSOUTH BANK

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------
                                  Commitment: $25,000,000
                                  Percentage of Aggregate Commitment: 33.3333%

                                  Address for Notices:
                                  1900 Fifth Avenue North
                                  9th Floor
                                  Birmingham, Alabama 35203


ADMINISTRATIVE AGENT:             THE FIRST NATIONAL BANK OF CHICAGO

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


DOCUMENTATION AGENT:              CREDIT LYONNAIS NEW YORK BRANCH

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------


CO-AGENT:                         AMSOUTH BANK

                                       By:
                                             ---------------------------------
                                       Title:
                                             ---------------------------------